CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-91294, 333-103328, 333-123509, 333-123510, 333-149520, 333-149929, 333-166125, 333-180332, 333-180333, 333-195498 and 333-214594) and on Post Effective Amendment No. 1 on Form S-8 to Form S-4 (No. 333-204732) of Ciena Corporation of our report dated December 21, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
December 21, 2016